UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 5, 2014

Platform Specialty Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5200 Blue Lagoon Drive Suite 855 Miami, FL	33126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 575-5850

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On May 5, 2014, Platform Specialty Products Corporation (“Platform”) issued a press release announcing Platform’s first quarter 2014 financial results. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release furnished herewith contains financial measures that are not in accordance with generally accepted accounting principles in the United States of America (“GAAP”). For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, Platform has provided reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

To supplement its consolidated financial statements presented in accordance with GAAP, Platform uses non-GAAP measures of adjusted EBITDA, free cash flow and adjusted diluted earnings per share. These non-GAAP measures are provided to reflect Platform’s acquisition (the “Acquisition”) of MacDermid, Incorporated (“MacDermid”) on October 31, 2013. Platform’s full year 2013 and first quarter 2014 financial results are presented for the “Predecessor” and “Successor” combined periods, which correspond to the combination of the periods preceding (January 1, 2013 through October 31, 2013) and succeeding (April 23, 2013 through December 31, 2013) the Acquisition, respectively. Platform did not own MacDermid for any of the “Predecessor” period or for the entirety of the “Successor” period. Platform is presenting its combined results for the full year 2013 and first quarter 2014 periods for comparative purposes, using the arithmetical sum of the results reported for the Successor and Predecessor periods. Platform is using this non-GAAP arithmetical combination as management believes it provides a more complete understanding of Platform’s operational results and a meaningful comparison of Platform’s performance between periods. This financial information may not reflect the actual financial results Platform would have achieved absent the Acquisition and may not be indicative of the results that Platform would expect to recognize for future periods. These non-GAAP measures should be considered in addition to, not a substitute for, measures of financial performance prepared in accordance with GAAP.

Adjusted EBITDA anticipated to be presented in the earnings conference call is defined as net income (loss) plus income tax provision (benefit), interest expense (net), plus depreciation expense plus amortization expense less adjustments, which include adjustments recorded in connection with the Acquisition. The non-GAAP combined income statements, as reconciled to GAAP, are considered relevant to the analysis of Platform’s operating performance and earnings results aside from the material impact of the charges associated with the Acquisition.

Free cash flow is defined as adjusted EBITDA less capital expenditures plus (minus) the change in net working capital (comprised of accounts receivable (net), inventories (net), prepaid expenses, accounts payable and accrued expenses). Platform considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the stockholders. Free cash flow does not include deductions for income taxes paid, mandatory debt service, other borrowing activity and business acquisitions, among other items.

Adjusted diluted earnings per share is defined as combined as adjusted net income divided by fully diluted shares, which assumes conversion and issuance of all outstanding warrants, conversion of exchange rights held by selling stockholders of MacDermid, shares issued in connection with the 401k exchange consummated in connection with the Acquisition, common shares equivalent of preferred dividend rights, and vested stock options. Combined as adjusted net income is the combined Predecessor’s and Successor’s results, adjusted to reflect or exclude items that Platform deems relevant for a more complete analysis and understanding of Platform’s operating performance and earnings.

Also attached hereto as Exhibit 99.2 is a reconciliation of certain non-GAAP financial measures anticipated to be discussed during our May 5, 2014 earnings conference call to the most directly comparable financial measures in accordance with GAAP.

The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 2.02 and Exhibits 99.1 and 99.2 attached hereto shall not be incorporated by reference into any filing of Platform, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are furnished herewith as part of this report:

Exhibit Number	Exhibit Title
99.1	Press Release dated May 5, 2014 relating to Platform Specialty Products Corporation’s first quarter 2014 financial results (furnished only).
99.2	Reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures (furnished only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION

May 5, 2014	By:	/s/ Frank J. Monteiro
	Name:	Frank J. Monteiro
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press Release dated May 5, 2014 relating to Platform Specialty Products Corporation’s first quarter 2014 financial results (furnished only).
99.2	Reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures (furnished only).